UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 14, 2025, Vivos Therapeutics, Inc. (the “Company”), entered into an At The Market Offering Agreement, (the “Offering Agreement”), with H.C. Wainwright & Co., LLC, as agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time through Wainwright shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate value of up to $3,328,881 (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-262554) filed by the Company with the Securities and Exchange Commission (the “SEC”), on February 7, 2022 and, declared effective by the SEC on February 14, 2022, as supplemented by a prospectus supplement dated February 14, 2025 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Offering Agreement, Wainwright may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise permitted by law. Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares pursuant to the Offering Agreement from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Offering Agreement. The offering of Shares pursuant to the Offering Agreement will terminate upon the earliest of (a) the sale of all of the Shares subject to the Offering Agreement and (b) the termination of the Offering Agreement by Wainwright or the Company, as permitted therein.

The Company will pay to Wainwright a cash commission of 3% of the gross sales price of any Common Stock sold under the Offering Agreement and has agreed to provide Wainwright with customary indemnification and contribution rights. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the Offering Agreement.

The Offering Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01. A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report filed on September 12, 2024 (the “Previous 8-K”), on September 7, 2024, the Board, with the recommendation of the Compensation Committee of the Board and with reference to data provided by a third-party compensation consultant, reviewed and approved amended and restated employment agreements for each of R. Kirk Huntsman, the Company’s Chief Executive Officer (the “Amended and Restated Huntsman Agreement”), and Bradford Amman, the Company’s Chief Financial Officer, Secretary and Treasurer (the “Amended and Restated Amman Agreement”), such agreements to take effect on January 1, 2025.

The Amended and Restated Huntsman Agreement and the Amended and Restated Amman Agreement are filed respectively as Exhibit 10.2 and 10.3 to this Current Report. A description of the terms and provisions of these agreements are provided in the Previous 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	At the Market Offering Agreement, dated February 14 2025, between the Company and H.C. Wainwright & Co., LLC
10.2	Amended and Restated Employment Agreement, dated January 1, 2025, between the Company and R. Kirk Huntsman
10.3	Amended and Restated Employment Agreement, dated January 1, 2025, between the Company and Bradford Amman
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: February 14, 2025	By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chief Executive Officer